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                                                                    EXHIBIT 10.8

                                     [COPY]

                            RECOURSE PROMISSORY NOTE

   $66,500.00                                                OCTOBER 16, 2001

     FOR VALUE RECEIVED, the undersigned, Daniel F. Crimmins (the "BORROWER"), promises to pay to the order of Safety Holdings, Inc., a Delaware corporation (the "HOLDER" or "COMPANY"), or any successor thereof, the sum of SIXTY-SIX THOUSAND FIVE HUNDRED DOLLARS ($66,500.00) with interest from the date hereof on the unpaid principal sum from time to time outstanding accruing at the rate of 5% per annum compounded annually on December 31 of each year, commencing with December 31, 2001 (the "NON-DEFAULT INTEREST RATE"). The principal of, and all accrued and unpaid interest on, this Note will be paid upon the earlier of December 31, 2011 or within ninety (90) days after Borrower ceases to be an employee (for any reason or no reason) of Holder, or any of its subsidiaries.

     All payments of principal and interest on this Note are payable at Holder's office at c/o The Jordan Company, LLC, 767 Fifth Avenue, 48th Floor, New York, New York 10153, or at such other place as Holder shall notify Borrower in writing. Principal and interest shall be payable in United States currency that at the time is legal tender for the payment of public and private debts.

     This Note is executed and delivered together with a certain Pledge Agreement, dated as of even date herewith, (the "PLEDGE AGREEMENT") between Borrower and Holder which, among other things, secures payment of this Note. In the event of a Default (as hereinafter defined) under this Note, Holder shall be entitled to enforce his rights against the Pledged Collateral (as defined in the Pledge Agreement) with respect to the amount due under the Note upon such Default.

     So long as any amounts remain outstanding under this Note, or any shares of Common Stock of the Company, par value $0.01 per share ("COMMON STOCK"), or any other capital stock of the Company (collectively, the "STOCK"), owned by Borrower shall be subject to the Pledge Agreement, Borrower shall not sell or transfer such Stock; HOWEVER, in the event that at any time Borrower shall, in violation of the terms of this Note, sell or transfer any of the Stock, any interest in the Stock or other equity interest of the Company, of which he is the owner, Borrower shall apply, from time to time, upon, and only to the extent of receipt, the net cash proceeds of such sale or transfer (after allowance for any federal, state and local income taxes payable with respect to such sale) to the prepayment of this Note; such prepayment shall be charged first against accrued interest and then against principal, and then against any other obligations in respect of this Note, PROVIDED, such prepayment shall not affect Holder's right to declare a Default (as hereinafter defined) under this Note. In addition, this Note shall be prepaid to the extent provided in the Pledge Agreement. Borrower may prepay this Note in whole or in part, without penalty, at any time, provided that at the time of any such prepayment, Borrower shall also pay all accrued interest on the amount of the principal sum so prepaid.

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     Upon the happening of any Default of the type specified in paragraphs
(a) through (f) below or upon the happening of any Change of Control, Holder at its option may declare the entire unpaid balance of the amount owed by Borrower under this Note, together with interest accrued thereon, to be immediately due and payable, and upon the happening of the Default specified in paragraph
(g) below, Holder at its option may declare the entire unpaid balance of the amount owed by Borrower under this Note, together with interest accrued thereon, to be due and payable within 90 days after such declaration.

     Each  of the following shall constitute a "Default":

          (a) failure to make any payment of principal or interest within 10 days of when due hereunder and the same shall have not been cured within 45 days after written notice thereof has been given to the Borrower;

          (b) any representation or warranty of Borrower contained in the Pledge Agreement shall prove to have been false or misleading in any material respect as of the time made;

          (c) Borrower shall default in the performance or observance of any covenant or provision contained herein or in the Pledge Agreement and the same shall not have been cured within 60 days after written notice thereof has been given to the Borrower;

          (d) Borrower assigns any of his obligations under this Note to any person or entity other than in connection with his death, or by operation of law in connection with his death;

          (e) Borrower (i) generally is not paying his debts as they become due; (ii) shall admit in writing his inability to pay his debts generally;
     (iii) shall make a general assignment for the benefit of creditors; or
     (iv) commences any proceeding relating to him under any other bankruptcy, reorganization, arrangement, readjustment of debt, receivership, dissolution, liquidation or similar law or statute of any jurisdiction, whether now or hereafter in effect, or any other procedure for the relief of financially distressed debtors;

          (f) there is commenced by or against Borrower any proceeding under any other applicable bankruptcy, insolvency, reorganization or other similar law seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts, or seeking the entry of an order for relief or the appointment of a receiver, liquidator, assignee, trustee, sequestrator, agent or custodian (or other similar official) for him or any substantial part of his property, and relief against him is ordered in such proceeding or such proceeding remains undismissed for a period of 60 days or more.

          (g) Borrower's employment by the Company or its subsidiaries is terminated for any reason.

     Each of the following shall constitute a "Change of Control:"

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          a)    the closing of any merger, combination, consolidation or similar business transaction involving the Company in which the holders of Common Stock immediately prior to such closing are not the holders, directly or indirectly, or a majority of the ordinary voting securities of the surviving person in such transaction immediately after such closing;

          b) the closing of any sale or transfer by the Company of all or substantially all of its assets to an acquiring person in which the holders of Common Stock immediately prior to such closing are not the holders of a majority of the ordinary voting securities of the acquiring person immediately after such closings; or

          c) the closing of any sale by the holders of Common Stock or an amount of Common Stock that equals or exceeds a majority of the shares of Common Stock immediately prior to such closing to a person in which the holders of the Common Stock immediately prior to such closing are not the holders of a majority of the ordinary voting securities of such person immediately after such closing.

     Upon the occurrence of any Default of Borrower, interest on the outstanding amount of Borrower's debt to Holder hereunder shall accrue, in lieu of the aforementioned rate, at a per annum rate equal to two percent over the Non-Default Interest Rate. All payments received by Holder from Borrower on this Note after such Default shall be applied by Holder to Borrower's debt hereunder as follows: first, to accrued and unpaid interest; second, to the reduction of principal; and third, to any other obligations in respect of this Note.

     THIS NOTE AND ALL OBLIGATIONS OF BORROWER HEREUNDER SHALL BE RECOURSE TO BORROWER PERSONALLY, AND BORROWER SHALL BE PERSONALLY OBLIGATED AND LIABLE UNDER THIS NOTE AND FOR SUCH OBLIGATIONS.

     In the event this Note is turned over to any attorney at law for collection after any Default of Borrower, in addition to principal and interest, Holder shall be entitled to collect all costs of collection, including, but not limited to, reasonable attorneys' fees and costs incurred in connection with any of Holder's collection efforts, whether or not suit on this Note is filed, and all such principal, interest, costs and expenses shall be payable by Borrower on demand and also shall be secured by all other collateral at any time held by Holder as security for Borrower's obligations to Holder, it being understood, without limiting the generality of the foregoing, that Borrower shall have personal liability for an amount equal to all of the principal and interest then owing hereunder, and any and all such costs and expenses of collection.

     No failure on the part of Holder or other holder hereof to exercise any right or remedy hereunder with respect to Borrower, whether before or after the happening of a Default of Borrower, shall constitute waiver of any future Default or of any other Default of Borrower. No failure to accelerate the debt of Borrower evidenced hereby by reason of a Default of Borrower or indulgence granted from time to time shall be construed to be a waiver of the right to insist upon prompt payment thereafter, or shall be deemed to be a novation of this Note or a reinstatement of such debt evidenced hereby or a waiver of such right of acceleration or any other right, or be construed so as to preclude the exercise of any right Holder may have, whether

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by the laws of the state governing this Note, by agreement or otherwise, and
Borrower hereby expressly waives the benefit of any statute or rule of law or equity that would produce a result contrary to or in conflict with the foregoing. This Note may not be modified orally, but only by an agreement in writing signed by the party against whom such agreement is sought to be enforced.

     Borrower, for himself and his heirs, successors and assigns, hereby waives presentment, protest, demand, diligence, notice of dishonor and of nonpayment, and waives and renounces all rights to the benefits of any statute of limitations or any moratorium, appraisement, or exemption now provided or that hereafter may be provided by any applicable federal or state statute, both as to himself personally and as to all of his property, whether real or personal, against the enforcement and collection of the obligations evidenced by this Note and any and all extensions, renewals, and modifications hereof.

     Each of the Holder and Borrower intends that the obligations evidenced by this Note conform strictly to the applicable usury laws as are from time to time in force. All agreements between Borrower and Holder, whether now existing or hereafter arising and whether oral or written, hereby are expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity hereof or otherwise, shall the amount paid or agreed to be paid to Holder, or collected by Holder, by or on behalf of Borrower for the use, forbearance or detention of the money to be loaned to Borrower hereunder or otherwise; or for the payment or performance of any covenant or obligation contained herein of Borrower to Holder, or in any other document evidencing, securing or pertaining to such indebtedness evidenced hereby, exceed the maximum amount permissible under applicable usury law. If under any circumstances whatsoever fulfillment of any provision hereof or any other document, at the time performance of such provisions shall be due, shall involve transcending the limit of validity prescribed by law, then, the obligation to be fulfilled shall be reduced to the limit of such validity; and if under any circumstances Holder ever shall receive from or on behalf of Borrower an amount deemed interest, which would exceed the highest lawful rate under applicable law, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of Borrower's principal amount owing hereunder and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and such other indebtedness, the excess shall be deemed to have been a payment made by mistake and shall be refunded to Borrower or to any other person making such payment on Borrower's behalf.

     This Note is binding upon Borrower's successors and heirs, shall inure to the benefit of Holder, its successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws. The Borrower hereby irrevocably submits on a non-exclusive basis to the jurisdiction of the federal courts of the United States of America, the courts of New York and any courts competent to hear appeals therefrom.

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     IN WITNESS WHEREOF, Borrower has executed this instrument on the date first above written.


                                           BORROWER:


                                           /s/Daniel F. Crimmins
                                           -------------------------------------
                                           Daniel F. Crimmins
                                           Print Home Address:

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WITNESS:


/s/Peter S. Rice
------------------------
Name:  Peter S. Rice

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